UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  July 11, 2013

Taylor Capital Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-50034	36-4108550
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9550 West Higgins Road, Rosemont, Illinois	60018
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (847) 653-7978

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On July 11, 2013, Taylor Capital Group, Inc. (the “Company”), the parent company of Cole Taylor Bank, issued a press release announcing that it has agreed to repurchase 26,200 shares of its outstanding Fixed Rate Cumulative Perpetual Preferred Stock, Series B (the “Series B Preferred Stock”), in a privately negotiated transaction for an aggregate price of $26.2 million, its face liquidation amount, plus approximately $0.2 million of accrued but unpaid dividends at a current annual rate of 5.0%.  This repurchase is expected to settle on July 15, 2013, will be funded using available cash on hand at the Company and represents approximately 25% of the outstanding shares of Series B Preferred Stock.  Following completion of the repurchase, 78,623 shares of the Series B Preferred Stock will remain outstanding, representing a remaining liquidation amount of approximately $78.6 million.

A copy of the Company’s press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)           Exhibits.  The following exhibit is filed herewith:

99.1        Press Release, dated July 11, 2013, issued by the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   July 11, 2013

TAYLOR CAPITAL GROUP, INC.

/s/ Brian T. Black
By:	Brian T. Black
General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated July 11, 2013, issued by the Company.